Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is being executed and delivered as of September 28, 2018 (the “Closing Date”), by and among MYR Group Inc. (the “Borrower”), the Lenders party hereto and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). All capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement described below.

WITNESSETH:

WHEREAS, the Borrower, the Lenders, and the Administrative Agent are party to that certain Amended and Restated Credit Agreement dated as of June 30, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to make certain modifications to the Credit Agreement; and

WHEREAS, the Borrower, the Lenders and the Administrative Agent have so agreed on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, the terms and conditions stated herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

1.       Amendments to the Credit Agreement. Effective as of the Closing Date, but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be amended as follows:

(a)     Section 1.01 of the Credit Agreement is hereby amended to amend and restate the definition of each of “Alternate Base Rate”, “LIBO Rate” and “LIBO Screen Rate” as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to (i) if the applicable Loan or Borrowing is denominated in Dollars, the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day and (ii) if the applicable Loan or Borrowing is denominated in Canadian Dollars, the Canadian Prime Rate. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Canadian Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Canadian Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest for any Eurocurrency Borrowing denominated in any LIBO Quoted Currency pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (i)(a) and (i)(b) above and shall be determined without reference to clause (i)(c) above. For the avoidance of doubt, if the Alternate Base Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“LIBO Rate” means, with respect to (A) any Eurocurrency Borrowing denominated in any LIBO Quoted Currency and for any applicable Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, on the Quotation Day for such currency and Interest Period and (B) any Eurocurrency Borrowing in Canadian Dollars and for any applicable Interest Period, the CDOR Screen Rate for Canadian Dollars at approximately 11:00 a.m., Toronto time on the Quotation Day for Canadian Dollars and such Interest Period; provided that, if the LIBO Screen Rate or the CDOR Screen Rate, as applicable, shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such currency and such Interest Period shall be the Interpolated Rate. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.

“LIBO Screen Rate” means, for any day and time, with respect to any Eurocurrency Borrowing denominated in any LIBO Quoted Currency and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for such LIBO Quoted Currency for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(b)           Section 2.14 of the Credit Agreement is hereby amended and restated in its entirety as follows:

SECTION 2.14. Alternate Rate of Interest.

(a)       If at the time that the Administrative Agent shall seek to determine the LIBO Screen Rate on the Quotation Day for any Interest Period for a Eurocurrency Borrowing, the LIBO Screen Rate shall not be available for such Interest Period and/or for the applicable currency with respect to such Eurocurrency Borrowing for any reason, and the Administrative Agent shall reasonably determine that it is not possible to determine the Interpolated Rate (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis) (which conclusion shall be conclusive and binding absent manifest error), then, (i) if such Borrowing shall be requested in Dollars or Canadian Dollars, then such Borrowing shall be made as an ABR Borrowing at the Alternate Base Rate and (ii) if such Borrowing shall be requested in any Foreign Currency (other than Canadian Dollars), the LIBO Rate shall be equal to the rate determined by the Administrative Agent in its reasonable discretion after consultation with the Borrower and consented to in writing by the Required Lenders (the “Alternative Rate”); provided, however, that until such time as the Alternative Rate shall be determined and so consented to by the Required Lenders, Borrowings shall not be available in such Foreign Currency (other than Canadian Dollars).

(b)      If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:

(i)        the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for a Loan in the applicable currency or for the applicable Interest Period; or

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(ii)       the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for a Loan in the applicable currency or for the applicable Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for the applicable currency and such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing in the applicable currency or for the applicable Interest Period, as the case may be, shall be ineffective and any such Eurocurrency Borrowing shall be repaid or (solely if such Eurocurrency Borrowing is denominated in Dollars) converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, (ii) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars or Canadian Dollars, such Borrowing shall be made as an ABR Borrowing and (iii) if any Borrowing Request requests a Eurocurrency Borrowing in a Foreign Currency (other than Canadian Dollars), then the LIBO Rate for such Eurocurrency Borrowing shall be the Alternative Rate; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(c)       If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (b)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (b)(i) have not arisen but either (w) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (x) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (y) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (z) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which an applicable LIBO Screen Rate for any Agreed Currency may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall (A) endeavor to establish an alternate rate of interest to the LIBO Rate for Loans denominated in Dollars, and (B) endeavor to establish an Alternative Rate as described in clause (a) above for Loans denominated in Agreed Currencies other than Dollars or Canadian Dollars, in each case, that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States in Dollars or such Agreed Currency at such time, as applicable and shall enter into an amendment to this Agreement to reflect such alternate rate or rates of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, any such amendment establishing an alternate rate of interest for Loans denominated in Dollars shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date of receipt by the Lenders of a draft of such amendment showing such changes and the alternate rate or rates of interest, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest or Alternate Rate, as applicable, shall be determined in accordance with this clause (c) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(c), only to the extent the LIBO Screen Rate for the applicable Agreed Currency and such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing, and any Borrowing Request for a Eurocurrency Borrowing in a Foreign Currency (other than Canadian Dollars) shall, in each case, be ineffective and any such Eurocurrency Borrowing shall be repaid or (solely if such Eurocurrency Borrowing is denominated in Dollars or Canadian Dollars) converted into an ABR Borrowing on the last day of the then current Interest Period applicable thereto, and (y) if any Borrowing Request requests a Eurocurrency Borrowing in Dollars or Canadian Dollars, such Borrowing shall be made as an ABR Borrowing.

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(c)     Section 5.11 of the Credit Agreement is hereby amended to insert the following new clauses (e) and (f) in appropriate alphabetical order:

(e)     The Borrower will provide to the Administrative Agent, from time to time or concurrently with the delivery of the certificate of a Financial Officer of the Borrower as required by Section 5.01(c), an updated version of Schedule 3.14 (provided that if there have been no changes to Schedule 3.14 since the previous updating thereof required hereby, such updated version shall not be required). For the avoidance of doubt, such updated Schedule 3.14 shall not be understood to permit any action prohibited hereunder or constitute a waiver of any provision contained herein.

(f)      The Borrower will provide to the Administrative Agent, concurrently with the delivery of an executed supplement to the Security Agreement by any new grantor thereunder, a supplement to Schedule 3.15 reflecting the financing statement(s) naming such new grantor as debtor prepared for filing in connection therewith. For the avoidance of doubt, such supplement to Schedule 3.15 shall not be understood to permit any action prohibited hereunder or constitute a waiver of any provision contained herein.

(d)     Section 6.01 of the Credit Agreement is hereby amended to amend and restate clause (e) thereof in its entirety as follows:

(e)     Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction, improvement, alteration or repair of any fixed or capital assets (whether or not constituting purchase money Indebtedness), including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred (A) prior to or within 90 days after such acquisition or the completion of such construction, improvement, alteration or repair or (B) between October 1, 2017 and December 31, 2018 and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $60,000,000 at any time outstanding;

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(e)     Section 6.02 of the Credit Agreement is hereby amended to amend and restate clause (a) thereof in its entirety as follows:

(a)     Liens on assets acquired, constructed, improved, altered or repaired by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred (A) prior to or within 90 days after such acquisition or the completion of such construction, improvement, alteration or repair or (B) between October 1, 2017 and December 31, 2018, (iii) the principal amount of the Indebtedness secured thereby does not exceed the cost of acquiring, constructing, improving, altering or repairing such assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or Subsidiary (other than, in respect of any lease, under any one or more master lease agreements with same lessor or an Affiliate thereof).

(f)     Section 9.02(b) of the Credit Agreement is hereby amended by inserting the phrase “and subject to Section 2.14(c), Section 9.02(c) and Section 9.02(f)” immediately after the phrase “Except as provided in Section 2.04 with respect to an Incremental Term Loan Amendment” in the first sentence thereof.

(g)     The Letter of Credit Commitment Schedule to the Credit Agreement is hereby amended to amend and restate the grid set forth thereon in its entirety as follows:

Issuing Bank	Letter of Credit Commitment
JPMorgan Chase Bank, N.A.	$62,750,000
Bank of America, N.A.	$62,750,000
BMO Harris Bank, N.A.	$24,500,000

(h)     Schedule 3.14 to the Credit Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.

2.      Conditions to Effectiveness. This Amendment shall be deemed to have become effective as of the Closing Date, but such effectiveness shall be subject to the following conditions precedent:

(a)     the Administrative Agent shall have received executed counterparts of (i) this Amendment duly executed and delivered by the Borrower, the Administrative Agent and the Lenders required to give consent thereto and (ii) the Consent and Reaffirmation attached hereto as Annex I duly executed by each Subsidiary Guarantor (the “Reaffirmation”);

(b)     the Administrative Agent shall have received such other documents, instruments and agreements as the Administrative Agent may reasonably request; and

(c)     the Administrative Agent shall have received all fees and expenses due and payable on or prior to the date hereof in connection with this Amendment.

3.       Representation and Warranties. The Borrower hereby represents and warrants that (i) this Amendment and the Credit Agreement, as amended hereby, constitute its legal, valid and binding obligation and are enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (ii) all of the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent such representations or warranties specifically relate to any earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date) and (iii) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing on and as of the date hereof.

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4.       Effect on the Credit Agreement.

(a)     Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.

(b)     Except as specifically amended above, the Credit Agreement, the other Loan Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)     The execution, delivery and effectiveness of this Amendment shall neither operate as a waiver of any rights, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other document executed in connection therewith.

5.       GOVERNING LAW. This Amendment shall be shall be governed by and construed in accordance with the laws of the State of New York, but giving effect to federal laws applicable to national banks.

6.       Costs and Expenses. The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, negotiation and execution of this Amendment.

7.       Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

8.       Counterparts. This Amendment may be executed by one or more of the parties on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A facsimile copy or other electronic image (e.g., “PDF” or “TIF” via electronic mail) of any signature hereto shall have the same effect as the original thereof.

9.       Loan Document. The Borrower hereby agrees that this Amendment and the Reaffirmation shall constitute Loan Documents for purposes of the Credit Agreement and the other Loan Documents.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

MYR GROUP INC., as the Borrower

By	/s/ Betty R. Johnson

Name: Betty R. Johnson

Title: Senior Vice President, Chief Financial Officer and Treasurer

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

MYR Group Inc.

JPMORGAN CHASE BANK, N.A., individually as a Lender, as an Issuing Bank and as Administrative Agent

By	/s/ Christopher L Collins

Name: Christopher L Collins

Title: Authorized Officer

JPMORGAN CHASE BANK, N.A. (TORONTO BRANCH), as a Lender

By	/s/ Christopher L Collins

Name: Christopher L Collins

Title: Authorized Officer

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

MYR Group Inc.

BANK OF AMERICA, N.A., individually as a Lender, as an Issuing Bank and as Syndication Agent

By	/s/ Steven K. Kessler

Name: Steven K. Kessler

Title: Senior Vice President

Bank of America, National Association (Canada Branch), as a Lender

By	/s/ Medina Sales de Andrade

Name: Medina Sales de Andrade

Title: Vice President

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

MYR Group Inc.

BMO Harris Bank N.A., individually as a Lender and as an Issuing Bank

By	/s/ Michael Gift

Name: Michael Gift

Title: Director

BANK OF MONTREAL, as a Lender

By	/s/ Helen Alvarez-Hernandez

Name: Helen Alvarez-Hernandez

Title: Managing Director

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

MYR Group Inc.

PNC Bank, National Association, as a Lender

By	/s/ Kristin Lenda

Name: Kristin Lenda

Title: Senior Vice President

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

MYR Group Inc.

WELLS FARGO Bank, National Association, as a Lender

By	/s/ Benjamin Livermore

Name: Benjamin Livermore

Title: Vice President

Signature Page to Amendment No. 1 to Amended and Restated Credit Agreement

MYR Group Inc.

Exhibit A

Revised Schedule 3.14

[Attached]

Schedule 3.14 - Capitalization and Subsidiaries

(a)	Borrower’s Subsidiaries

Name

The L. E. Myers Co.

Harlan Electric Company

Sturgeon Electric Company, Inc.

Great Southwestern Construction, Inc.

MYR Transmission Services, Inc.

E. S. Boulos Company

MYR Equipment, LLC

MYR Real Estate Holdings, LLC

High Country Line Construction, Inc.

GSW Integrated Services, LLC

Sturgeon Electric California, LLC

Sturgeon Transmission Services, LLC

MYR Real Estate Holdings Alaska, LLC

MYR Group Construction Canada, Ltd.

Northern Transmission Services, Ltd.

MYR Transmission Services Canada, Ltd.

Huen Electric, Inc.

(b)	Borrower’s Equity Interest

	Authorized Shares	Shares Issued	Stock Ownership

	4,000,000 preferred shares ($0.01 par value)	None

	100,000,000 common shares ($0.01 par value)	18,878,060 issued and 19,969,347 outstanding	418,581 - Management and Director Ownership

(c)	Type of Entity

	Name	Type of Entity
	MYR Group Inc.	Delaware Corporation
	The L. E. Myers Co.	Delaware Corporation
	Harlan Electric Company	Michigan Corporation
	Sturgeon Electric Company, Inc.	Michigan Corporation
	Great Southwestern Construction, Inc.	Colorado Corporation
	MYR Transmission Services, Inc.	Delaware Corporation
	E.S. Boulos Company	Delaware Corporation
	MYR Equipment, LLC	Delaware Limited Liability Company
	MYR Real Estate Holdings, LLC	Delaware Limited Liability Company
	High Country Line Construction, Inc.	Nevada Corporation
	GSW Integrated Services, LLC	Delaware Limited Liability Company
	Sturgeon Electric California, LLC	Delaware Limited Liability Company
	Sturgeon Transmission Services, LLC	Delaware Limited Liability Company
	MYR Real Estate Holdings Alaska, LLC	Delaware Limited Liability Company
	MYR Group Construction Canada, Ltd.	British Columbia, Canada Limited Company
	Northern Transmission Services, Ltd.	British Columbia, Canada Limited Company
	MYR Transmission Services Canada, Ltd.	British Columbia, Canada Limited Company
	Huen Electric, Inc.	Delaware Corporation

Annex I

CONSENT AND REAFFIRMATION

Each of the undersigned hereby acknowledges receipt of a copy of the foregoing Amendment No. 1 to the Amended and Restated Credit Agreement dated as of June 30, 2016 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”), by and among MYR Group Inc. (the “Borrower”), the financial institutions from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders (the “Administrative Agent”), which Amendment No. 1 is dated as of September 28, 2018 (the “Amendment”). Capitalized terms used in this Consent and Reaffirmation and not defined herein shall have the meanings given to them in the Credit Agreement. Without in any way establishing a course of dealing by the Lender, the undersigned (i) consents to the Amendment, (ii) reaffirms its obligations under the Subsidiary Guaranty, the Security Agreement and each and every other Loan Document to which it is a party and (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Holders of the Secured Obligations) pursuant to any of the Loan Documents, and all filings made with a Governmental Authority in connection therewith, and acknowledges and agrees that such Credit Agreement and each and every such Loan Document executed by the undersigned in connection with the Credit Agreement remains in full force and effect and is hereby reaffirmed, ratified and confirmed. All references to the Credit Agreement contained in the above-referenced documents shall be a reference to the Credit Agreement as so modified by the Amendment.

Dated: September 28, 2018

[Signature Page Follows]

HUEN ELECTRIC, INC.		GSW INTEGRATED SERVICES, LLC

By:	/s/ Jennifer Harper	By:	/s/ Brandon Lark
Name: Jennifer Harper		Name: Brandon Lark
Title: Treasurer		Title: President

THE L.E. MYERS CO.		STURGEON ELECTRIC CALIFORNIA, LLC

By:	/s/ Jennifer Harper	By:	/s/ Mindie McIff
Name: Jennifer Harper		Name: Mindie McIff
Title: Treasurer		Title: President

HARLAN ELECTRIC COMPANY		STURGEON ELECTRIC COMPANY, INC.

By:	/s/ Jennifer Harper	By:	/s/ Jennifer Harper
Name: Jennifer Harper		Name: Jennifer Harper
Title: Treasurer		Title: Treasurer

GREAT SOUTHWESTERN CONSTRUCTION, INC.		MYR TRANSMISSION SERVICES, INC.

By:	/s/ Brad Munden	By:	/s/ Brad Munden
Name: Brad Munden		Name: Brad Munden
Title: Secretary & Treasurer		Title: Vice President, Secretary & Treasurer

E.S. BOULOS COMPANY		MYR REAL ESTATE HOLDINGS, LLC

By:	/s/ Jennifer Harper	By:	/s/ Michael Orndahl
Name: Jennifer Harper		Name: Michael Orndahl
Title: Treasurer		Title: Vice President, Secretary & Treasurer

MYR EQUIPMENT, LLC		HIGH COUNTRY LINE CONSTRUCTION, INC.

By:	/s/ Mark Enos	By:	/s/ Jennifer Harper
Name: Mark Enos		Name: Jennifer Harper
Title: Chief Executive Officer & President		Title: Treasurer

Signature Page to Consent and Reaffirmation to

Amendment No. 1 to Amended and Restated Credit Agreement